UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 2, 2014 (May 30, 2014)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Cell Therapeutics, Inc.

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, the Board of Directors (the “Board”) of CTI BioPharma Corp. (formerly Cell Therapeutics, Inc.) (the “Company”) approved a new form of indemnification agreement (the “Agreement”) to be entered into with its current and future directors and officers (each, an “Indemnitee”). The Agreement is intended to replace any existing indemnification agreements previously entered into with the Company’s officers and directors. The Agreement provides the Indemnitee with indemnification to the fullest extent permitted under applicable law with respect to certain expenses and liabilities incurred in connection with threatened or actual legal proceedings in which such persons are involved by reason of being a director or officer of the Company.

The foregoing summary of the form of Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2014, the Company changed its name from Cell Therapeutics, Inc. to CTI BioPharma Corp. The name change became effective on May 30, 2014 upon the filing with the Secretary of State of the State of Washington of an amendment to Article I of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles Amendment”). Neither the Articles Amendment nor the underlying name change was subject to shareholder approval under the Washington Business Corporation Act.

In connection with approving the Articles Amendment, effective May 30, 2014, the Board also approved an amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which provides for a change in the Company’s name from Cell Therapeutics, Inc. to CTI BioPharma Corp. Other than the change to reflect the Company’s new name, the Amended and Restated Bylaws gives effect to all provisions contained in the immediately prior amended bylaws of the Company.

The Company’s common stock will continue to be listed on The NASDAQ Capital Market in the U.S. and the Mercato Telemarico Azionario in Italy under its current ticker symbol, “CTIC”.

The Articles Amendment and the Amended and Restated Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the corporate name change described above, effective May 30, 2014, the Company is amending all governance materials, including its Code of Business Conduct and Ethics and its Code of Ethics for Senior Executive and Financial Officers, to reflect the Company’s new name of CTI BioPharma Corp. Copies of all available governance materials are on the Company’s website at www.ctibiopharma.com.

Item 7.01. Regulation FD Disclosure.

On May 30, 2014, the Company issued a press release announcing the Company’s intent to effect the corporate name change discussed under Item 5.03 above. The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation, as amended, of CTI BioPharma Corp.

3.2	Amended and Restated Bylaws of CTI BioPharma Corp.

10.1	Form of Indemnification Agreement

99.1	Press Release dated May 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: June 2, 2014	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation, as amended, of CTI BioPharma Corp.

3.2	Amended and Restated Bylaws of CTI BioPharma Corp.

10.1	Form of Indemnification Agreement

99.1	Press Release dated May 30, 2014